                                                                    EXHIBIT 99.6


                                                                     SCHEDULE II

                         DOBSON COMMUNICATIONS CORPORATION
                    SCHEDULE OF VALUATION ALLOWANCE ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                       BALANCE AT   CHARGED TO
                                        BEGINNING   COSTS AND               BALANCE AT
                                         OF YEAR     EXPENSES   DEDUCTIONS  END OF YEAR
                                       -----------  ----------  ----------  -----------
Allowance for Doubtful
 Accounts Receivable:
  1997................................    339,144    1,577,310   1,267,535     648,919
  1996................................     41,425      700,178     402,459     339,144
  1995................................     33,203      266,081     257,859      41,425

    Allowance for doubtful accounts are deducted from accounts receivable in the balance sheet.